                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NU SKIN ASIA, INC.

     NU SKIN ASIA, INC, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     (1) The Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on September 4, 1996, and the name under which the Corporation was originally incorporated was Nu Skin Asia, Inc.

     (2) The following Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 241 of the Delaware General Corporation Law, as amended (the "DGCL"). The Board of Directors of the Corporation hereby certifies that the Corporation has not received any payment for any of its stock and that the amendments set forth herein were duly adopted by the Board of Directors in accordance with the provisions of Section 241 of the DGCL. In lieu of a meeting of the Board of Directors, written consent has been given by all of the members of the Corporation's Board of Directors for the amendment and restatement of the Corporation's Certificate of Incorporation and the adoption of said Amended and Restated Certificate of Incorporation pursuant to the applicable provisions of Sections 141, 241 and 245 of the DGCL.

     (3) The Corporation's Certificate of Incorporation is amended and restated in its entirety as follows:

1.   Name.  The name of the corporation is Nu Skin Asia Pacific, Inc. (the
     ----
"Corporation").

2.   Office and Registered Agent.  The address of the registered office of the
     ---------------------------
Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

3.   Purpose.  The purpose of the Corporation is to engage in any lawful act or
     -------
activity for which corporations may be organized under the Delaware General Corporation Law, as amended (the "DGCL").

4.   Capital Stock.  The Corporation is authorized to issue 625,000,000 shares
     -------------
of capital stock, $0.001 par value per share. The shares of capital stock shall be divided into three classes, designated as follows:

         Designation of Class           Number of Shares         Par Value
         --------------------           ----------------         ---------
         Class A Common Stock               500,000,000            $0.001
         Class B Common Stock               100,000,000            $0.001
         Preferred Stock                     25,000,000            $0.001
                                             ----------

                    TOTAL                   625,000,000
                                            ===========

The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called "Common Stock," and the Preferred Stock shall hereinafter be called "Preferred Stock." The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote generally in the election of directors irrespective of the provision of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

          4.1 Underlying Terms of Common Stock.
              --------------------------------

              4.1.1  Voting Rights.  The holders of shares of  Class A Common
                     -------------
Stock and of Class B Common Stock shall have the following voting rights:

                     4.1.1.1 Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders of the Corporation.

                     4.1.1.2 Each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes on all matters submitted to a vote of the stockholders of the Corporation.

                     4.1.1.3 Except as otherwise required by the DGCL, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Class A Common Stock and Class B Common Stock as a single class, with such holders of shares of Preferred Stock.

              4.1.2  Dividends and Distributions.  Subject to the preferences
                     ---------------------------
applicable to Preferred Stock outstanding at any time, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of capital stock of the Corporation as may be declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that subject to the provisions of this
Section 4.1.2., the Corporation shall pay the same dividend per share on all outstanding shares of capital stock comprising the Common Stock. In the case of dividends or other distributions payable in shares of Class A Common Stock or shares of Class B Common Stock, including distributions made pursuant to stock splits or divisions of the Class A Common Stock or the Class B Common Stock that occur after the first date upon which the Corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Class A Common Stock or the Class B Common Stock, is payable in shares of Class A Common Stock or shares of Class B Common Stock, the number of shares of each class of capital stock comprising the Common Stock payable per share of such class of Common Stock shall be equal in number. In the case of dividends or other distributions consisting of other voting securities of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that the voting rights of each such security paid to the holders of Class A Common Stock shall be one-tenth (1/10th) of the voting rights of each such security paid to the holders of Class B Common Stock, and such security paid to the holders of Class B Common Stock shall be convertible into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock as set forth in Section 4.1.4 below. In the case of dividends or other distributions consisting of securities convertible into or exchangeable for voting securities of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities shall be identical in all respects (including, without limitation, the conversion or exchange rates), except that the voting rights for the underlying securities of the convertible or exchangeable security paid to the holders of Class A Common Stock shall be one-tenth (1/10th) of the voting rights of each underlying security of the convertible or exchangeable security paid to the holders of Class B Common Stock, and such underlying securities paid to the holders of Class B Common Stock shall be convertible into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock.

              4.1.3  Transfer of Class B Common Stock.  If any Class B Holder
                     --------------------------------
(as defined below) voluntarily or involuntarily transfers, sells, assigns, devises, distributes or bequeaths any of such Class B Holder's interest in his, her or its shares of Class B Common Stock (including, without limitation, the power to vote or provide a consent with respect to his, her or its shares of Class B Common Stock by proxy or otherwise, except for proxies given to any Permitted Transferee (as defined below) of the Class B Holder or to a person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation), to any person who is not a Permitted Transferee, each share of Class B Common Stock so transferred, sold, assigned, devised, distributed or bequeathed automatically will be converted into one share of fully paid and non-assessable Class A Common Stock. In the event of such a transfer, the Corporation and the transfer agent for the Class B Common Stock, if any (the "Transfer Agent"), shall not register the transfer of such shares of Class B Common Stock, whether by sale, grant of proxy, assignment, gift, devise, bequest, distribution, appointment or otherwise, except to the Corporation or to a Permitted Transferee; provided, however, that such restrictions on transfer shall not apply to a merger, consolidation or business combination of the Corporation with or into another corporation or entity, whether or not the Corporation is the surviving corporation or entity. For the purposes of this Section 4.1.3, a "Permitted Transferee" shall include only the following persons and entities: (A) Blake M. Roney, Nedra D. Roney, Kirk V. Roney, Brooke B. Roney, Steven J. Lund, Sandie N. Tillotson, R. Craig Bryson, Craig S. Tillotson and Keith R. Halls (collectively, the "Designated Individuals") and each of their respective spouses, estates, guardians, conservators or committees; (B) each descendant of any of the Designated Individuals (individually, a "Stockholder Descendant") and their respective estates, guardians conservators or committees; (C) each Family Controlled Entity (as defined below); (D) the trustees, in their respective capacities as such of each Family Controlled Trust; (E) any trust established by any of the Designated Individuals for any beneficiary of such trust that such Designated Individual may select; (F) any foundation established by any of the Designated Individuals;
(G) any charitable remainder trust established by any of the Designated Individuals; and (H) any limited liability company organized by any of the Designated Individuals, provided that after the organization thereof such Designated Individual gifts all or a portion of the membership interests in such limited liability company to a charitable remainder trust that was established by such Designated Individual. For purposes of this Section 4.1.3, the term "Family Controlled Entity" shall mean (i) any corporation if at least eighty percent (80%) of the value of its outstanding equity is owned by Permitted Transferees; (ii) any partnership if at least eighty percent (80%) of the value of its partnership interests are owned by Permitted Transferees; and
(iii) any limited liability company or similar company if at least eighty percent (80%) of the value of the company is owned by Permitted Transferees. For purposes of this Section 4.1.3, the term "Family Controlled Trust" shall mean any trust the primary beneficiaries of which are any of the Designated Individuals, Stockholder Descendants, Spouses of Stockholder Descendants (as defined below) and/or charitable organizations (collectively, "Stockholder Beneficiaries"); provided, however, that if the trust is a wholly charitable trust, at least eighty percent (80%) of the trustees of such trust consist of the Designated Individuals and/or Stockholder Descendants. For purposes of this
Section 4.1.3, the primary beneficiaries of a trust will be deemed to be Stockholder Beneficiaries if, under the maximum exercise of discretion by the trustee in favor of persons who are not Stockholder Beneficiaries, the value of the interests of such persons in such trust, computed actuarially, is twenty percent (20%) or less. The factors and methods prescribed in Section 7520 of the Internal Revenue Code of 1986, as amended, for use in ascertaining the value of certain interests shall be used in determining a beneficiary's actuarial interest in a trust for purposes of applying this Section 4.1.3. For purposes of this Section 4.1.3, the actuarial value of the interest in a trust of any person in whose favor a testamentary power of appointment may be exercised shall be deemed to be zero. For purposes of this Section 4.1.3, in the case of a trust created by a Stockholder Descendant, the actuarial value of the interest in such trust of any person who may receive trust property only at the termination of the trust and then only in the event that, at the termination of the trust, there are no living issue of such Stockholder Descendant, shall be deemed to be zero. For purposes of this Section 4.1.3, the term "Spouses of Stockholder Descendants" shall mean those individuals who at any time were married to any Stockholder Descendant whether or not such marriage is subsequently dissolved by death, divorce or by any other means.

                 Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, however, that such shares shall remain subject to the provisions of this Section 4.1.3 and may not be transferred to, or voted by, the pledgee, except as otherwise permitted by the provisions of this Section 4.1.3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee or converted into shares of Class A Common Stock, as the pledgee may elect. For purposes of this Section 4.1.3,
(i) the relationship of any person that is derived by or through legal adoption shall be considered to be a natural relationship; (ii) a minor who is a descendant of a shareholder and for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minors Act or similar law shall be considered to be a Class B Holder of such shares and the custodian who is the record holder of such shares shall not be considered to be a Class B Holder; (iii) an incompetent stockholder who is a Permitted Transferee but whose shares are owned or held by a guardian or conservator shall be considered to be a Class B Holder of such shares and such guardian or conservator who is the holder of such shares shall not be considered to be a Class B Holder; (iv) unless otherwise specified, the term "person" means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, limited liability companies, trusts and all other entities; and (v) except as provided in clauses (ii) and (iii) above, the term "Class B Holder" shall mean in respect of any share of Class B Common Stock, the record holder of such share of Class B Common Stock who is not holding such share solely as a nominee.

                     4.1.3.1 The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, or at any other time, require the furnishing of such affidavits or other proof as it deems necessary to establish that a Class B Holder is a Permitted Transferee. Upon the transfer, sale, assignment, devise, distribution or bequeath by any Class B Holder of shares of Class B Common Stock to any person who is not a Permitted Transferee, each such share of Class B Common Stock automatically will be converted with one share of Class A Common Stock. Upon the determination by the Board of Directors of the Corporation or a committee thereof that a Class B Holder is not a Permitted Transferee, notice of each such automatic conversion shall be given by the Corporation to all Class B Holders as soon as possible pursuant to the Class B Common Stock conversion procedures set forth in Section 4.1.4 hereof.

                     4.1.3.2 Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in this Certificate of Incorporation filed by the Corporation with the Secretary of State of the State of Delaware.

              4.1.4  Conversion of Class B Common Stock.
                     ----------------------------------

                     4.1.4.1 If, on the record date for any meeting of stockholders of the Corporation, the number of shares of Class B Common Stock then outstanding constitutes less than ten percent (10%) of the aggregate number of shares of Common Stock then outstanding, as determined by the Board of Directors of the Corporation, each share of Class B Common Stock then issued and outstanding shall thereupon be automatically converted as of such record date into one (1) fully paid and non-assessable share of Class A Common Stock and will have one (1) vote per share at such meeting. Upon making such determination, notice of each automatic conversion shall be given by the Corporation by means of a press release and written notice to all Class B Holders as soon as practicable, but no later than the next meeting of stockholders of the Corporation, and the Secretary of the Corporation shall be instructed to, and shall promptly request from each Class B Holder that each Class B Holder promptly deliver, and each Class B Holder shall promptly deliver, the certificate representing each share of Class B Common Stock to the Corporation for exchange hereunder, together with instructions for transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such Class B Holder or such Class B Holder's duly authorized attorney, and together with transfer stamps or funds therefor, if required pursuant to Section 4.1.4.7.

                     4.1.4.2 Each Class B Holder shall be entitled to convert, at any time and from time to time, any or all of the shares of each such Class B Holder's Class B Common Stock, on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such rights shall be exercised by the surrender to the Corporation of the certificate or certificates representing shares of Class B Common Stock to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the Class B Holder stating that such Class B Holder desires to convert such shares of Class B Common Stock or a stated number of shares of Class B Common Stock represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such Class B Holder or such Class B Holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 4.1.4.7 hereof.

                     4.1.4.3 As set forth in Section 4.1.3.1 hereof, upon determination by the directors of the Corporation or a committee thereof that a Class B Holder is not a Permitted Transferee, each share of Class B Common Stock or any beneficial interest therein held by such Class B Holder shall thereupon be automatically converted into one (1) fully paid and non-assessable share of Class A Common Stock. A determination by the Board of Directors of the Corporation that a Class B Holder is not a Permitted Transferee and, therefore, that conversion is required, shall be made in the sole discretion of the Board of Directors and shall be conclusive. Upon making such a determination, the Secretary of the Corporation shall be instructed to, and shall promptly request the Class B Holder, that such Class B Holder promptly deliver and such Class B Holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such Class B Holder or such Class B Holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 4.1.4.7 hereof.

                     4.1.4.4 As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Section 4.1.4.1, 4.1.4.2 or 4.1.4.3, as applicable, and the payment in cash of any amount required by the provisions of Section 4.1.4.7, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such Class B Holder may direct. In the case of a conversion under Section 4.1.4.1 hereof, such conversion shall be deemed to have been made on the record date for such meeting of stockholders on which the condition set forth in Section 4.1.4.1 hereof is determined by the Board of Directors of the Corporation to have occurred. In the case of a conversion under Section 4.1.4.2 hereof, such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock. In the case of a conversion under Section 4.1.4.3 hereof, such conversion shall be deemed to have been made on the date of transfer. Upon the date any conversion under Section
4.1.4.1 hereof is made or effected, all rights of the Class B Holder in such shares of Class B Common Stock shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books of the Corporation are open. Upon the date any conversion under Section 4.1.4.3 hereof is made, all rights of the Class B Holder shall cease, and the new owner or owners of the shares of Class A Common Stock shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

                     4.1.4.5 In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a Class B Holder shall be entitled to receive upon conversion the amount of such security that such Class B Holder would have received upon conversion if such Holder's shares of Class B Common Stock were converted into shares of Class A Common Stock immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered Class B Holder of such share of Class B Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Common Stock on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

                     4.1.4.6 The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock that are held in the treasury of the Corporation. All shares of Class A Common Stock that will be issued upon conversion of shares of Class B Common Stock will, upon issuance, be fully paid and non-assessable.

                     4.1.4.7 The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to such Class B Holders of such shares of Class B Common Stock for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of such Class B Holder, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                     4.1.4.8 Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall not, after conversion, be reissued as such and shall be retired.

              4.1.5  Stock Splits.  The Corporation shall not in any manner
                     ------------
subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of the capital stock comprising the Common Stock unless the outstanding shares of all classes of capital stock comprising the Common Stock shall be proportionately subdivided or combined.

              4.1.6  Options, Rights or Warrants. The Corporation shall have the
                     ---------------------------
power to create and issue, whether or not in connection with the issuance and sale of any shares of its capital stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized, which rights or options may have such terms and conditions and be evidenced by any instrument or instruments as shall be approved by the Board of Directors.

              4.1.7  Mergers, Consolidation, Etc.  In the event that the
                     ----------------------------
Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into shares of other capital stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into an amount per share equal to the amount of capital stock, securities, cash and/or other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Class A Common Stock and Class B Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein.

              4.1.8  Liquidation Rights.  In the event of any dissolution,
                     ------------------
liquidation or winding up of the business and affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the Class A Holders and the Class B Holders treated as a single class.

              4.1.9  No Pre-Emptive Rights. The holders of shares of Common
                     ---------------------
Stock are not entitled to any pre-emptive rights to subscribe for, purchase or receive any part of any new or additional issue of the Corporation's capital stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for shares of the Corporation's capital stock.

          4.2.  Preferred Stock.  Shares of Preferred Stock may be issued from
                ---------------
time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with the DGCL, to provide for the issuance of such series of shares of Preferred Stock and to establish from time to time the number of shares to be included in each such series. Each series of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; provided, however, that unless holders of at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of the Common Stock have approved the issuance of such shares of Preferred Stock, the Board of Directors may not issue any shares of Preferred Stock that have the right (i) to vote for the election of directors under ordinary circumstances or (ii) under any circumstances to elect fifty percent (50%) or more of the directors of the Corporation; (b) may not be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of the Corporation's capital stock; (d) may have such rights upon the liquidation or dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or upon any other class or classes of the Corporation's capital stock or such other corporation or entity at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares of capital stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any Subsidiary (as defined below) of, any outstanding shares of the Corporation's capital stock; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions, all as shall be stated in said resolution or resolutions providing for the issuance of such shares of Preferred Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In the case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and shall have the status of authorized but unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Delaware Secretary of State, be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of shares of Preferred Stock.

5.  Board of Directors.
    ------------------

    5.1  Number of Directors.  The initial number of directors that shall
         -------------------
constitute the whole Board of Directors shall be designated by the Bylaws of the Corporation and may be changed from time to time in the manner described therein.

    5.2  Powers of the Board of Directors.  The business and affairs of the
         --------------------------------
Corporation shall be managed by or under the direction of the Board of Directors selected as provided by the DGCL and this Certificate of Incorporation and the Bylaws of the Corporation. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

         5.2.1 adopt, amend, alter, change or repeal the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the Corporation that would have been valid if such new Bylaws had not been adopted;

         5.2.2 subject to the Bylaws as from time to time in effect, determine the rules and procedures for the conduct of the business of the Board of Directors and the management and direction by the Board of Directors of the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, or authorize the appointment of, and empower officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, and the manner of conducting, Board meetings, as well as other notice requirements for, and the manner of taking, Board action; and

         5.2.3 exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Certificate of Incorporation and the Bylaws of the Corporation.

    5.3  Vacancies.  Except as otherwise required by the DGCL and subject to the
         ---------
rights of the holders of shares of Preferred Stock, any vacancy on the Board of Directors for any reason and any newly-created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (and not by the stockholders), by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director); provided, however, that if not so filled, any such vacancy shall be filled by the stockholders at the next annual meeting or at a special meeting called for that purpose. Any director so appointed shall hold office until the next meeting of stockholders at which directors are to be elected and until his or her successor is elected and qualified.

    5.4  Removal of Directors.  Any director (including all members of the Board
         --------------------
of Directors) may be removed from office at any time by the affirmative vote of the holders of at least sixty-six and 2/3 two-thirds percent (66-2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

    5.5  Rights of Preferred Stock.  Notwithstanding the foregoing, whenever the
         -------------------------
holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors.

6.  Vote Required for Extraordinary Transactions and Transactions With Related
    --------------------------------------------------------------------------
    Persons
    -------

    6.1  Extraordinary Transactions.  Notwithstanding that approval by a lesser
         --------------------------
percentage vote is permitted by the DGCL, the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Voting Stock (as defined below) of the Corporation shall be required for the approval or authorization of (a) any merger or consolidation requiring the approval of the Corporation's stockholders under Section 251 et. seq. of the DGCL or any successor provision or provisions thereto or (b) any sale, lease or exchange of all or substantially all of the Corporation's property and assets requiring the approval of the Company's stockholders under Section 271 of the DGCL or any successor provision or provisions thereto.

    6.2  Transactions With Related Persons.
         ---------------------------------

         6.2.1 Except as otherwise expressly provided in Section 6.2.2 hereof, in addition to any affirmative vote required by the DGCL or by any other provision hereof or by the Bylaws of the Corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Voting Stock, other than those shares held by a Related Person (as defined below), shall be required for the approval or authorization of any of the transactions (a "Business Combination") listed below:

                6.2.1.1 any merger, consolidation or share exchange of the Corporation into or with a Related Person, pursuant to which the holders of shares of Common Stock of the Corporation will receive cash, property, securities or other consideration; or

                6.2.1.2 any sale, lease, exchange or other disposition to or with such Related Person of all or any Substantial Part (as defined below) of the assets of the Corporation or any of its Subsidiaries.

         6.2.2 Notwithstanding Section 6.2.1 hereof, the sixty-six and two-thirds percent (66-2/3%) voting requirement shall not be applicable if (i) any transaction specified above shall have been approved by a vote of not less than a majority of the Continuing Directors (as defined below) or (ii) in the case of any transaction pursuant to which the holders of the Common Stock of the Corporation are entitled to receive cash, property, securities or other consideration, the cash or fair market value of the property, securities or other consideration (as determined by the Continuing Directors) to be received per share by holders of the Common Stock of the Corporation in such transaction is not less than the higher of (A) the highest price per share paid by the Related Person for any of its holdings of Common Stock within the two (2) year period immediately prior to the announcement of the proposed transaction (the "Announcement Date"), excluding transactions by and among the individuals or entities included in the definition of Permitted Transferees under Section 4.1.3 hereof, or (B) the highest closing sale price per share of Common Stock during the thirty (30) day period immediately preceding the Announcement Date or during the period immediately preceding the date on which the Related Person became a Related Person, whichever is higher. The highest closing sale price shall be determined by the reports of closing sale prices on the Composite Tape for New York Stock Exchange listed stocks or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or other principal United States securities exchange on which such stock is listed or, for any period when such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System; provided, however, that such price under clause (A) or (B) above shall be proportionately adjusted for any subsequent increase or decrease in the number of issued shares of the Corporation's capital stock resulting from a subdivision or consolidation of shares or any other capital adjustments, the payment of a stock dividend, or other increase or decrease in such shares of capital stock effected without receipt of consideration by the Corporation.

                6.2.3 The Board of Directors, with the approval of a majority of the total number of Continuing Directors, shall have the power and duty to determine, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Section 6, including, without limitation, (i) whether a person is a Related Person; (ii) the number of shares of Voting Stock Beneficially Owned by any person; (iii) whether a person is an Affiliate (as defined below) or Associate (as defined below) of another person;
(iv) whether the applicable conditions set forth in Section 6.2.2 hereof have been met with respect to any Business Combination; and (v) whether the proposed transaction is a Business Combination. Any such determination shall be final and conclusive.

          6.3  Definitions.
               -----------

               For purposes of Section 6.2 hereof:

               6.3.1 The term "Related Person" shall mean and include any individual, corporation, partnership or other person, entity or group, as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that Beneficially Owns (as defined below), in the aggregate, ten percent (10%) or more of the outstanding Voting Stock of the Corporation. For purposes of calculating the sixty-six and two-thirds percent (66-2/3%) vote under Section 6.2.1, a Related Person shall also include the seller or sellers from whom the Related Person, during the six (6) months preceding the Announcement Date, acquired at least five percent (5%) of the outstanding shares of Class A Common Stock pursuant to one or more agreements or other arrangements (excluding brokers' transactions) but only if such sellers or seller Beneficially Own(s) shares of Common Stock having an aggregate fair market value in excess of $10 million at the Announcement Date. Notwithstanding the foregoing, neither the Corporation nor any Subsidiary shall be a Related Person.

                6.3.2 The terms "Affiliate" and "Associate" shall have the meanings set forth in Rule 12b-2 under the Exchange Act, as in effect on the date this Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware.

                6.3.3 The term "Beneficially Owns" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, as in effect on the date of this Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware.

                6.3.4 The term "Continuing Director", with respect to any Business Combination, shall mean any member of the Board of Directors of the Corporation who is not a Related Person with whom such Business Combination is proposed and is neither Affiliated nor Associated with or designated by such Related Person. Notwithstanding the foregoing, any director of the Corporation elected pursuant to a voting agreement to which such Related Person is a party but who is not designated by such Related Person and any director of the Corporation who has a family relation with such Related Person (unless designated by such Related Person) shall not be considered to be an Affiliate or Associate of such Related Person.

                6.3.5 The term "Substantial Part" shall mean more than thirty percent (30%) of the fair market value, as determined by two-thirds (2/3rds) of the Continuing Directors, of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal year ending prior to the time the determination is being made, subject to adjustments made by the Continuing Directors to take into account transactions made subsequent to year end.

                6.3.6 The term "Subsidiary" shall mean any corporation of which a majority of the Voting Stock thereof entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

                    6.3.7 The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors, and each reference to a percentage of shares of Voting Stock shall refer to such percentage of the votes entitled to be cast by such shares .

7.  Liability of Directors.
    ----------------------

    7.1  Limitation of Liability.  No director of the Corporation shall be
         -----------------------
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders;
(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or
(d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date this Certificate of Incorporation is filed with the Delaware Secretary of State to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

    7.2  Amendments.  Any repeal or modification of Section 7.1 hereof by the
         ----------
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8.  Stockholders.
    ------------

    8.1  Action by Stockholders.  Any action required or permitted to be taken
         ----------------------
by the holders of the issued and outstanding capital stock of the Corporation may be effected at an annual or special meeting of stockholders duly called and held in accordance with the DGCL and this Certificate of Incorporation and the Bylaws or, as long as any shares of Class B Common Stock are outstanding, without a meeting, by written consent, setting forth the action so taken, signed by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders' meeting at which all shares entitled to vote thereon were present. If no shares of Class B Common Stock are outstanding, such written consent shall require the signature by holders of all outstanding shares of capital stock entitled to vote thereon.

    8.2  Special Meetings of Stockholders.  Except as otherwise required by the
         --------------------------------
DGCL, special meetings of stockholders may be called only by the Chairman of the Board of Directors or the President of the Corporation or by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board. Except as otherwise required by the DGCL, stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders.

9.  Bylaws.
    ------

    The Board of Directors shall have the power to adopt, amend or repeal the Bylaws by the affirmative vote of at least a majority of the members then in office. The affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class, shall be required to adopt, amend or repeal the Bylaws (notwithstanding the fact that approval by a lesser percentage may be permitted by the DGCL).

10. Indemnification and Insurance.
    -----------------------------

    10.1  Indemnification.
          ---------------

          10.1.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fine and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent,
                                         ---------------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          10.1.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

          10.1.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1.1 and 10.1.2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          10.1.4 Any indemnification under Section 10.1.1 and 10.1.2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.1.1 and 10.1.2 above. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

          10.1.5 Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Section 10. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          10.1.6 The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this Section 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office.

          10.1.7 For purposes of this Section 10, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 10 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          10.1.8 For purpose of this Section 10, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 10.

          10.1.9 The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     10.2 Insurance for Indemnification.  The Corporation may purchase and
          -----------------------------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the DGCL.

11.  Incorporator.  The name and mailing address of the sole incorporator of the
     ------------
Corporation is Thomas R. Taylor, LeBoeuf, Lamb, Greene & MacRae, L.L.P., 136 South Main Street, Suite 1000, Salt Lake City, Utah 84101-1685.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by M. Truman Hunt, its Vice President of Legal Affairs and Investor Relations, this 12th day of September, 1996.


                         M. Truman Hunt
                         --------------------------------------------
                         M. Truman Hunt,
                         Vice President of Legal Affairs and Investor
                         Relations